EXHIBIT 10 (ii)(A)-2

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

AMENDMENT made this 10th day of May 2013, by and between Drew Industries Incorporated, a Delaware corporation (collectively, including its subsidiaries and affiliates, referred to as “Drew”) and Jason D. Lippert (the “Executive”).

W I T N E S S E T H:

WHEREAS, Drew and the Executive entered into a Change In Control Agreement, dated as of April 9, 2012 (the “Agreement”), regarding certain salary and benefits to be provided to the Executive if his employment with Drew terminates as provided therein; and

WHEREAS, Drew and the Executive wish to amend the Agreement as provided herein,

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Amendments.

1.1           Section 5.1 of the Agreement is deleted and is replaced by the following:

5.1      “If within one (1) year following, or within one hundred twenty (120) days prior to, a Change in Control, Executive’s employment with the Company is terminated (“Involuntary Termination”), such termination shall be conclusively considered a “Qualifying Termination” unless:”

1.2           Section 6.1 of the Agreement is deleted in its entirety and is replaced by the following:

6.1     “Subject to Section 6.2 hereof, if Executive’s employment is terminated as a result of a Qualifying Termination, the Company shall pay Compensation (as hereinafter defined) to Executive for the two (2) years following the Qualifying Termination, but in no event less than the Base Salary and Benefits that Executive would have received in the event of a termination of the Compensation Agreement for any reason other than Disability, Death or Detrimental Activity, in accordance with the Company’s customary payroll practice (the “Severance Payment”). Except as provided in Section 6.5 hereof, such payments shall commence on the next payroll payment date following the Qualifying Termination”.

2.             No Other Changes.

2.1           Except as expressly set forth herein all terms and provisions of the Agreement shall remain in full force and effect.

(Signature Page Follows)

IN WITNESS. WHEREOF, Drew has caused these presents to be signed by its duly authorized officer, and the Executive has hereunto set his hand the day and year first above written.

DREW INDUSTRIES INCORPORATED By: /s/Fredric M. Zinn
/s/Jason D. Lippert